Rule 424(b)(3)
                                                     No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of July 18, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after July 18, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of July 18, 1997, the Company had received subscription proceeds of $83,652,032 (8,365,203 Shares), including $643,293 (64,329 Shares)
issued pursuant to the Reinvestment Plan, from 3,971 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $75,678,000. As of July 18, 1997, the Company had invested or committed for investment approximately $197,582,000 of aggregate net proceeds from the Initial Offering and this offering in 184 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $12,141,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of July 18, 1997, $3,764,341 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between July 3, 1997 and July 18, 1997, the Company acquired five Properties, consisting of land and building. These Properties are one Arby's Property (in Lexington, North Carolina), one Boston Market Property (in Newport News, Virginia), two IHOP Properties (one in each of Houston, Texas, and Stockbridge, Georgia) and one Jack in the Box Property (in Woodland, California). For information regarding the Properties acquired by the Company prior to July 3, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997.

         In connection with the purchase of each of these five Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Property that is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."



July 22, 1997                           Prospectus Dated April 18, 1997

         The following table sets forth the location of the five Properties, consisting of land and building, acquired by the Company, from July 3, 1997 through July 18, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS
                    From July 3, 1997 through July 18, 1997




                                                  Lease Expira-
Property Location          Purchase      Date        tion and              Minimum                                        Option
and Competition            Price (1)   Acquired   Renewal Options      Annual Rent (2)         Percentage Rent         To Purchase
---------------            ---------   --------   ---------------      ---------------       ------------------        -----------
Arby's                        $742,536  07/15/97    07/2017; two        $74,254; increases by  for each lease year,    during the
(the "Lexington Property")                          five-year renewal   4.14% after the third  (i) 4% of annual gross  seventh and
Existing restaurant                                 options             lease year and after   sales minus (ii)        tenth lease
                                                                        every three years      the minimum annual      years only
                                                                        thereafter during the  rent for such
                                                                        lease term             lease year

The Lexington Property is
located on the east side of
Cotton Grove Road, north of
Interstate 85, in
Lexington, Davidson County,
North Carolina, in an area
of mixed retail,
commercial, and residential
development. Other
fast-food and familystyle
restaurants located in
proximity to the Lexington
Property include a Burger
King, a Taco Bell, and a
Cracker Barrel.

Boston Market               $1,011,492  07/16/97    07/2012; five       $104,993; increases    for each lease          at any time
(the "Newport News Property")                       five-year           by 10% after the       year after the          after the
Existing restaurant                                 renewal options     fifth lease year       fifth lease year,       fifth lease
                                                                        and after every five   (i) 4% of annual        year
                                                                        years thereafter       gross sales minus
                                                                        during the lease       (ii) the minimum
                                                                        term                   annual rent for
                                                                                               such lease year


The Newport News Property
is located on the southwest
corner of the intersection
of Warwick Boulevard and
Prince Drew Road, in
Newport News, Virginia, in
an area of mixed retail,
commercial, and residential
development. Other
fast-food and family-style
restaurants located in
proximity, to the Newport
News Property include a
Pizza Hut, a McDonald's, a
Hardee's, and a local
restaurant.


                                       - 3 -








                                                  Lease Expira-
Property Location          Purchase      Date        tion and              Minimum                                 Option
and Competition            Price (1)   Acquired   Renewal Options      Annual Rent (2)       Percentage Rent    To Purchase
---------------            ---------   --------   ---------------      ---------------       ---------------    -----------


IHOP (6)                 $1,424,283  07/16/97    07/2017; three     $144,209;               for each lease     during the eleventh
(the "Houston Property")                         five-year          increases by            year, (i) 4%       lease year and
Existing restaurant                              renewal            10% after the           of annual gross    at the end of
                                                 options            fifth lease year        sales minus        the initial
                                                                    and after every         (ii) the minimum   lease term
                                                                    five years thereafter   annual rent
                                                                    during the lease        for such lease
                                                                    term                    year


The Houston Property is
located at the southwest
quadrant of the
intersection of FM 1960 and
U.S. Highway 290, in
Houston, Harris County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to the
Houston Property include a
Kettle's, a Pizza Inn, a
Denny's, a McDonald's, and
a Burger King.




IHOP (6)                 $1,397,047    07/16/97   07/2017; three    $141,451; increases     for each lease     during the eleventh
(the "Stockbridge Property")                      five-year renewal by 10% after the        year, (i) 4% of    lease year and at
Existing restaurant                               options           fifth lease year        annual gross       the end of the
                                                                    and after every         sales minus        initial lease term
The Stockbridge Property is                                         five years thereafter   (ii) the minimum
located on the north side                                           during the lease        annual rent for
of Stockbridge Road, west                                           term                    such lease year
of Interstate 675, in
Stockbridge, Clayton
County, Georgia, in an area
of mixed retail,
commercial, and residential
development. Other
fast-food and familystyle
restaurants located in
proximity to the
Stockbridge Property
include a ChickFil-A, an
Applebee's, a McDonald's, a
Wendy's, a Long John
Silver's, and several local
restaurants.


                                                - 4 -





                                                  Lease Expira-
Property Location          Purchase      Date        tion and              Minimum                                        Option
and Competition            Price (1)   Acquired   Renewal Options      Annual Rent (2)         Percentage Rent         To Purchase
---------------            ---------   --------   ---------------      ---------------       ------------------        -----------

Jack in the Box            $963,592    07/16/97     07/2015; four      $98,768 (5);            for each               at any time
(the "Woodland Property")  (3) (5)                  five-year          increases by 8%         lease year,            after the
Restaurant to be constructed                        renewal            after the fifth         (i) 5% of              seventh lease
                                                    options            lease year and          annual gross           year
The Woodland Property is                                               after every             sales minus
located on the southeast                                               five years              (ii) the minimum
corner of East Main Street                                             thereafter              annual rent
and County Road 102, in                                                during the lease        for such lease
Woodland, Yolo County,                                                 term                    year (4)
California, in an area of
mixed retail, commercial,
and residential
development. Other
fast-food and familystyle
restaurants located in
proximity to the Woodland
Property include a Wendy's,
a Taco Bell, a Burger King,
a Denny's, a McDonald's,
and a local restaurant.

---------------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for the construction Property, once the building is constructed, is set forth below:

         Property                                     Federal Tax Basis

         Lexington Property                                  $  462,000
         Newport News Property                                  584,000
         Houston Property                                       888,000
         Stockbridge Property                                   705,000
         Woodland Property                                      661,000


(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.

(3) The development agreement for the Property which is to be constructed, provides that construction must be completed no later than the date set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

         Property               Estimated Maximum Cost    Estimated Final Completion Date
         Woodland Property      $963,592                  January 12, 1998

(4) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(5) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(6) The lessee of the Houston and Stockbridge Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

         Between July 3, 1997 and July 18, 1997, the Company obtained one advance totalling $91,641 under its $15,000,000 Loan. This advance was the final advance relating to the acquisition of Equipment for the restaurant property in Suisun City, California.

PENDING INVESTMENTS

         As of July 18, 1997, the Company had initial commitments to acquire 18 properties, including 17 properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 18 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

         In connection with the On The Border property in San Antonio, Texas, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a triparty agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                        Least Term and
Property                Renewal Options           Minimum Annual Rent           Percentage Rent          Option to Purchase
--------                ---------------           -------------------           ---------------          ------------------
Arby's                 20 years; two five-year    10.25% of the Company's      for each lease year,      during the seventh
Greensboro, NC         renewal options            total cost to purchase       (i) 4% of annual gross    and tenth lease years
Existing restaurant                               the property; increases      sales minus (ii) the      only
                                                  by 4.14% after the third     minimum annual rent
                                                  lease year and after every   for such lease year
                                                  three years thereafter
                                                  during the lease term



Arby's                 20 years; two five-year    10.25% of the Company's      for each lease year,      during the seventh
Greenville, NC         renewal options            total cost to purchase       (i) 4% of annual gross    and tenth lease
Existing restaurant                               the property; increases      sales minus (ii) the      years only
                                                  by 4.14% after the third     minimum annual rent
                                                  lease year and after         for such lease year
                                                  every three years
                                                  thereafter during the
                                                  lease term



Arby's                 20 years; two five-year    10.25% of the Company's      for each lease year,      during the seventh
Jonesville, NC         renewal options            total cost to purchase       (i) 4% of annual          and tenth lease
Existing restaurant                               the property; increases      gross sales minus         years only
                                                  by 4.14% after the third     (ii) the minimum
                                                  lease year and after         annual rent for
                                                  every three years            such lease year
                                                  thereafter during the
                                                  lease term


Arby's                 20 years; two five-year    10.25% of the Company's      for each lease year,      during the seventh
Kernersville, NC       renewal options            total cost to purchase       (i) 4% of annual          and tenth lease
Existing restaurant                               the property; increases      gross sales minus         years only
                                                  by 4.14% after the third     (ii) the minimum
                                                  lease year and after         annual rent for
                                                  every three years            such lease year
                                                  thereafter during the
                                                  lease term

Arby's                 20 years; two five-year    10.25% of the Company's      for each lease year,      during the seventh
Kinston, NC            renewal options            total cost to purchase       (i) 4% of annual gross    and tenth lease
Existing restaurant                               the property; increases      sales minus (ii) the      years only
                                                  by 4.14% after the third     minimum annual rent
                                                  lease year and after         for such lease year
                                                  every three years
                                                  thereafter during the
                                                  lease term


Boston Market          15 years; five five-year   10.38% of the Company's      for each lease year       at any time
Visalia, CA            renewal options            total cost to purchase       after the fifth lease     after the fifth
Existing restaurant                               the property; increases      year, (i) 4% of annual    lease year
                                                  by 10% after the fifth       gross sales minus
                                                  lease year and after         (ii) the minimum annual
                                                  every five years             rent for such lease year
                                                  thereafter during the
                                                  lease term


                                     - 8 -


                        Least Term and
Property                Renewal Options           Minimum Annual Rent           Percentage Rent          Option to Purchase
--------                ---------------           -------------------           ---------------          ------------------
Golden Corral          15 years; four five-year   10.75% of Total Cost (1)     for each lease year,      during the first
Olathe, KS             renewal options                                         5% of the amount by       through seventh
Restaurant to be                                                               which annual gross        lease years and
constructed                                                                    sales exceed a to         the tenth through
                                                                               be determined             fifteenth lease
                                                                               breakpoint                years only


Jack in the Box        18 years; four five-year   10.25% of Total Cost         for each lease year,      at any time after
Florissant, MO         renewal options            (1); increases by 8%         (i) 5% of annual          the seventh lease
Restaurant to be                                  after the fifth lease        gross sales minus         year (2)
constructed                                       year and after every         (ii) the minimum
                                                  five years thereafter        annual rent for such
                                                  during the lease term        lease year



Jack in the Box        18 years; four five-year   10.25% of Total Cost         for each lease year,      at any time after
Los Angeles, CA        renewal options            (1); increases by 8%         (i) 5% of annual gross    the seventh lease
Restaurant to be                                  after the fifth lease        sales minus (ii) the      year (2)
constructed                                       year and after every         minimum annual rent
                                                  five years thereafter        for such lease year
                                                  during the lease term


Jack in the Box        18 years; four five-year   10.25% of Total Cost         for each lease year,      at any time after
West Sacramento, CA    renewal options            (1); increases by 8%         (i) 5% of annual gross    the seventh lease
Restaurant to be                                  after the fifth lease        sales minus (ii) the      year (2)
constructed                                       year and after every         minimum annual rent for
                                                  five years thereafter        such lease year
                                                  during the lease term



On The Border (3)      (4); three five-year       13.64% of Total              for each lease year,      at any time after
San Antonio, TX        renewal options            Cost (1); (5)                (i) 4% of annual          the tenth lease year
Restaurant to be                                                               gross sales minus
constructed                                                                    (ii) the minimum
                                                                               annual rent for
                                                                               such lease year



Shoney's               20 years; two five-year    11% of Total Cost            for each lease year,      at any time after the
Las Vegas, NV          renewal options            (1); increases by 10%        (i) 6% of annual gross    seventh lease year
Restaurant to be                                  after the fifth lease        sales minus (ii) the
constructed                                       year and after every five    minimum annual rent for
                                                  years thereafter during      such lease year
                                                  the lease term



Tumbleweed Southwest   20 years; two five-year    11% of Total Cost            for each lease year,      at any time after
Mesquite Grill & Bar   renewal options            (1); increases by 10%        (i) 5% of annual gross    the seventh lease year
Cookeville, TN                                    after the fifth lease        sales minus (ii) the
Restaurant to be                                  year and after every         minimum annual rent
renovated                                         five years thereafter        for such lease year
                                                  during the lease term



                        Least Term and
Property                Renewal Options           Minimum Annual Rent           Percentage Rent          Option to Purchase
--------                ---------------           -------------------           ---------------          ------------------
Tumbleweed Southwest   20 years; two five-year    11% of Total Cost            for each lease year,      at any time after
Mesquite Grill & Bar   renewal options            (1); increases by 10%        (i) 5% of annual gross    the seventh lease year
Hendersonville, TN                                after the fifth lease        sales minus (ii) the
Restaurant to be                                  year and after every         minimum annual rent
renovated                                         five years thereafter        for such lease year
                                                  during the lease term


Tumbleweed Southwest   20 years; two five-year    11% of Total Cost            for each lease year,      at any time after the
Mesquite Grill & Bar   renewal options            (1); increases by 10%        (i) 5% of annual gross    seventh lease year
Lawrence, KS                                      after the fifth lease        sales minus (ii) the
Restaurant to be                                  year and after every         minimum annual rent for
renovated                                         five years thereafter        such lease year
                                                  during the lease term


Tumbleweed Southwest   20 years; two five-year    11% of Total Cost             for each lease year,     at any time after the
Mesquite Grill & Bar   renewal options            (1); increases by 10%         (i) 5% of annual gross   seventh lease year
Murfreesboro, TN                                  after the fifth lease         sales minus (ii) the
Restaurant to be                                  year and after every          minimum annual rent for
renovated                                         five years thereafter         such lease year
                                                  during the lease term



Tumbleweed Southwest   20 years; two five-year    11% of Total Cost             for each lease year,     at any time after the
Mesquite Grill & Bar   renewal options            (1); increases by 10%         (i) 5% of annual gross   seventh lease year
Nashville, TN                                     after the fifth lease         sales minus (ii) the
Restaurant to be                                  year and after every          minimum annual rent for
renovated                                         five years thereafter         such lease year
                                                  during the lease term



TGI Friday's           20 years; four five-year   10.75% of Total Cost          for each lease year,     at any time after the
Superstition Springs,  renewal options            (1); increases by 10%         (i) 6% of annual gross   seventh lease year
AZ                                                after the fifth lease         sales minus (ii) the
Restaurant to be                                  year and after every          minimum annual rent for
constructed                                       five years thereafter         such lease year
                                                  during the lease term


------------------------------------------
FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                       CNL AMERICAN PROPERTIES FUND, INC.
                     PROPERTIES ACQUIRED FROM JULY 3, 1997
                              THROUGH JULY 18, 1997
                        For a 12-Month Period (Unaudited)


         The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from July 3, 1997 through July 18, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                                Arby's            Boston Market             IHOP                IHOP
                                            Lexington, NC         Newport News, VA     Houston, TX (6)   Stockbridge, GA (6)
                                            -------------        ------------------    ---------------   -------------------
Estimated Taxable Operating Results:

Base Rent (1)                                 $74,254             $104,993              $144,209              $141,451

Asset Management Fees (2)                      (4,449)              (6,013)               (8,519)               (8,356)

General and Administrative
  Expenses (3)                                 (4,604)              (6,510)               (8,941)               (8,770)
                                             --------             --------              --------              --------

Estimated Cash Available from
  Operations                                   65,201               92,470               126,749               124,325

Depreciation and Amortization
  Expense (4)                                 (11,835)             (14,977)             (22,764)              (18,066)
                                             --------              --------             --------              --------


Estimated Taxable Operating Results          $ 53,366             $ 77,493              $103,985              $106,259
                                             ========             ========              ========              ========








                                  See Footnotes


                                                              Jack in the Box
                                                               Woodland, CA                        Total

Estimated Taxable Operating Results:

Base Rent (1)                                                         (5)                            $  464,907

Asset Management Fees (2)                                             (5)                               (27,337)

General and Administrative
  Expenses (3)                                                        (5)                               (28,825)
                                                                                                      ---------

Estimated Cash Available from
  Operations                                                          (5)                               408,745

Depreciation and Amortization
  Expense (4)                                                         (5)                               (67,642)
                                                                                                      ---------

Estimated Taxable Operating Results                                   (5)                             $ 341,103
                                                                                                      =========




------------------------------
FOOTNOTES:
(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction and therefore was not operational for the period presented. The development agreement for the Property which is to be constructed, provides that construction must be completed no later than the date set forth below:

         Property                         Estimated Final Completion Date
         Woodland Property                    January 12, 1998

(6) The lessee of the Houston and Stockbridge Properties is the same unaffiliated lessee.